Exhibit 23.2




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Spurlock Industries, Inc. dated August 6, 1996 of our report dated January 17, 1997 (except for Note 2, for which the date is March 13, 1998), relating to the financial statements of Spurlock Industries, Inc. as of December 31, 1996.



                                        /s/ Winter, Scheifley & Associates, P.C.
                                        Winter, Scheifley & Associates, P.C.
                                        Certified Public Accountants

April 17, 1998
Englewood, Colorado